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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

AMERICAN SCIENCE AND ENGINEERING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, MA 01821

July 29, 2015

To our stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") to be held Thursday, September 3, 2015 at 8:30 a.m. in the Middlebury Conference Room at the Hilton Boston Logan Airport, One Hotel Drive, Boston, Massachusetts, 02128. The Board of Directors and management look forward to personally greeting those stockholders who attend.

        The purposes of the Annual Meeting will be:

  (1)
  To elect the nominated incumbent directors to a one-year term;

  (2)
  To approve an advisory resolution on compensation for the Company's named executive officers as disclosed in these materials;

  (3)
  To ratify the selection of a registered public accounting firm for the fiscal year ending March 31, 2016; and

  (4)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        If you have any questions, please call me, Mr. Denis R. Brown, our Chair, or Mr. Kenneth J. Galaznik, our Senior Vice President, Chief Financial Officer and Treasurer, at 800-225-1608.

        Thank you for your consideration and I look forward to seeing you at our Annual Meeting on September 3, 2015.

Very truly yours,

Charles P. Dougherty President and Chief Executive Officer

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 3, 2015

        The Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") will be held Thursday, September 3, 2015 at 8:30 a.m. in the Middlebury Conference Room at the Hilton Boston Logan Airport, One Hotel Drive, Boston, Massachusetts, 02128, for the following purposes:

  (1)
  To elect the persons named in the accompanying Proxy Statement to serve as Directors until the next Annual Meeting and until their successors are elected and qualified;

  (2)
  To approve an advisory resolution on compensation for the Company's named executive officers as disclosed in these materials;

  (3)
  To ratify the selection of a registered public accounting firm for the fiscal year ending March 31, 2016; and

  (4)
  To consider and act upon any other business that may properly come before the meeting and any adjournment or adjournments thereof.

        Our Proxy Statement containing information for stockholders accompanies this Notice and a copy of our Annual Report for the fiscal year ended March 31, 2015 is also enclosed.

        The Board of Directors has fixed the close of business on July 6, 2015, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. In addition to voting by mail, the Company will also be offering to stockholders of record the opportunity to vote by telephone or the internet. Instructions for voting by telephone or the internet are provided on the enclosed proxy cards. If you hold your shares in "street name" through a bank or broker, you should follow the voting instructions sent to you by your bank or broker.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on September 3, 2015: the Proxy Statement, the Annual Report to Stockholders and directions to attend the meeting and vote in person are available on the Investor Information page of the Company's website at http://ir.as-e.com under the subheading "Annual Meeting Materials."

By Order of the Board of Directors,

Kenneth J. Galaznik Senior Vice President, Chief Financial Officer and Treasurer
July 29, 2015

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

PROXY STATEMENT

        The enclosed Proxy is solicited by the Board of Directors of American Science and Engineering, Inc. (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders to be held on Thursday, September 3, 2015 at 8:30 a.m. in the Middlebury Conference Room at the Hilton Boston Logan Airport, One Hotel Drive, Boston, Massachusetts, 02128, and at any adjournment of the meeting (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the attached notice of the Meeting and in this Proxy Statement.

        All references in this Proxy Statement to "AS&E", the "Company", "we", "our" and "us" mean American Science and Engineering, Inc. and its subsidiaries.

        Stockholders of record at the close of business on July 6, 2015 (the "record date") are entitled to notice of, and to vote at, the Meeting. Each share of Common Stock of the Company outstanding on the record date is entitled to one vote. As of the close of business on July 6, 2015, 7,145,455 shares of Common Stock of the Company were outstanding.

        We anticipate that this Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about July 29, 2015.

        The votes of the stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock of the Company as of the record date is necessary to provide a quorum at the Meeting. If a quorum is present, all matters to be voted on at the Meeting will be decided by a majority of votes properly cast. In the event of a contested director election, whereby the number of nominees for director exceeds the number of directors to be elected, the directors will be elected by the vote of the plurality of the outstanding shares of the Common Stock of the Company. Abstentions and broker "non-votes" are each counted as present in determining whether the quorum requirement is satisfied, but are not counted as votes properly cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the voting on the election of directors or the other matters to be voted on at the Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Under applicable stock exchange rules, if shares are held in "street name" and the beneficial owner has not given instructions to the bank, broker or other nominee holding the shares, the bank, broker or other nominee will still be able to vote such shares with respect to discretionary matters. The only item at the Meeting that is "discretionary" is the ratification of McGladrey LLP ("McGladrey") as the Company's independent registered public accounting firm.

        All proxies solicited by the Board of Directors of the Company that are properly executed and returned, but which are not expressly voted, will be voted at the Meeting in accordance with the recommendation of the Board of Directors of the Company, unless such proxies are revoked prior to the Meeting. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company, by properly executing and returning a proxy with a later date prior to the vote at the Meeting, by revoking the proxy in person at the Meeting at any time prior to the voting thereof or by voting a new proxy at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.

        The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials, will be borne by the Company. In addition to use of the mail, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors currently consists of eight members, whose terms expire at the Meeting. Seven of the eight current members have stood for and have been nominated for re-election to another one year term. Mr. Denis Brown, who has been a board member for eleven years and Chair of the Board for seven years, has opted not to stand for re-election. We thank him for his long and valued years of service to the Company. Following the election of directors by the shareholders, the Board will elect an independent director to serve as Chair of the Board and will elect members to and chairs of the various standing committees.

        We have included below the principal occupation and other information about the nominees. We believe the nominees consist of individuals having backgrounds and skills that are important to our business and key initiatives. The summary of each nominee's background that appears below highlights the specific experience, qualifications, attributes and skills of such individual director in the following areas, which we consider to be important qualifications for members of our Board: experience in federal government, military and defense markets; experience in global operations and international relations; chief executive officer and other leadership experience; knowledge of industry operations, technology, manufacturing and/or research; knowledge of economics, accounting or finance; and/or knowledge of science, engineering and physics.

        A majority of the votes properly cast by stockholders present in person or represented by proxy at the Meeting is required to elect each of the nominated directors. In the event of a contested director election, whereby the number of nominees for director exceeds the number of directors to be elected, the directors will be elected by the vote of the plurality of the outstanding shares of the Common Stock of the Company. Each director will serve for one year and/or until his successor is elected and qualified. If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, the Board of Directors may designate another nominee and the persons named as proxies will vote all proxies for such nominee. The Board of Directors has no reason to believe that any nominee is unwilling or unable to serve. There are no arrangements between any nominee and any other person relating to such nominee's nomination.

        The Board of Directors recommends a vote FOR each of the below mentioned nominees as directors. Proxies solicited by the Board of Directors of the Company, if properly signed and returned and containing no instructions to the contrary, will be voted FOR electing the nominees listed below as directors of the Company.

Nominees

        The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors are as follows:

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Charles P. Dougherty	53	Director	April 2013
		President and Chief Executive Officer	April 2013
Hamilton W. Helmer	68	Director	February 1993
Don R. Kania	60	Director	February 2010
John P. Sanders	51	Director	May 2015
Robert N. Shaddock	57	Director	June 2014
Mark S. Thompson	58	Director	November 2005
Jennifer L. Vogel	53	Director	April 2013

        Charles P. Dougherty has been a director of the Company since April 2013. Since April 2013, Mr. Dougherty has also held the position of President and Chief Executive Officer of the Company. From 2010 to 2012, Mr. Dougherty served as President of the Communications and Industrial segment of TE Connectivity, Ltd., formerly Tyco Electronics Corporation, one of the world's largest providers of connectivity solutions in the industrial, telecommunications, consumer-electronics, medical devices and solar energy markets. In 2009, Mr. Dougherty served as president of the Public Safety and Professional Communications business unit of Harris Corporation, after Harris Corporation acquired the business unit from Tyco Electronics Corporation. From 2006 to 2009, Mr. Dougherty served as President of the Wireless Systems segment of Tyco Electronics Corporation. Mr. Dougherty received a master's degree in business administration from Villanova University and a bachelor's degree in business administration from the Wharton School of the University of Pennsylvania.

        Mr. Dougherty has been nominated to serve an additional term as director due to his position as President and Chief Executive Officer of the Company. Mr. Dougherty brings more than 30 years of valuable experience in building successful global technology businesses.

        Dr. Hamilton W. Helmer has been a director of the Company since February 1993. Since June 2012, Dr. Helmer has served as managing partner and CIO of Strategy Capital LLC (the general partner for Strategy Capital Investors I, LP an investment partnership). Since 2002, he has been the managing director of Deep Strategy LLC (a strategy consulting firm). From 1982 until 2002, Dr. Helmer served as managing partner and owner of Helmer & Associates, Deep Strategy's predecessor firm. Since September 2008, Dr. Helmer has been an instructor at Stanford University, where he teaches corporate and business strategy in the Economics Department. Dr. Helmer is a Phi Beta Kappa graduate of Williams College and received his Ph.D. in Economics from Yale University.

        Dr. Helmer has been nominated to serve an additional term as a director due to his background in business strategy and management consulting for high technology and security companies and his knowledge of finance, corporate mergers and acquisitions and equity markets.

        Dr. Don R. Kania has been a director of the Company since February 2010. Since 2006, he has been president, chief executive officer and director of FEI Company (a provider of diversified scientific instruments including electron and ion-beam microscopes and tools for nanoscale applications). From 2004 to 2006, Dr. Kania served as president and chief operating officer of Veeco Instruments Inc. (a provider of metrology and process equipment used by manufacturers in the data storage, semiconductor and compound semiconductor/wireless industries) having also been president from 2003 to 2004. Dr. Kania received his Bachelors of Science, Masters of Science, and Ph.D. degrees in physics and engineering from the University of Michigan.

        Dr. Kania has been nominated to serve an additional term as a director due to his experience as a chief executive officer and chief operating officer in manufacturing and high technology companies, and his knowledge of physics and engineering.

        John P. Sanders was appointed director of the Company in May 2015. Mr. Sanders served as assistant administrator and chief technology officer of the Transportation Security Administration from August 2012 to December 2014 and prior to that served as deputy assistant administrator since June 2010. Previously, he was co-founder and executive vice president of Reveal Imaging Technologies, Inc., (a threat detection products and services company with a focus on risk management, threat detection and security enhancement for the transportation industry) from January 2003 to May 2010. Mr. Sanders holds a Bachelor of Science degree in physics from the University of California San Diego and received a Master of Science degree in Physics from San Diego State University.

        Mr. Sanders has been nominated to serve as director due to his broad private and public security industry expertise and his experience as an innovator in leading the evolution of transportation security technology, as well as his expertise in business strategy, government contracts and operations.

        Robert N. Shaddock has been a director of the Company since June 2014. Since January 2012, Mr. Shaddock has served as executive vice president and chief technology officer of TE Connectivity Ltd. (a manufacturer of connectivity and sensor solutions), and prior to that served as senior vice president and chief technology officer since September 2008. Previously, he was senior vice president of the Consumer Products business at Motorola from August 2007 to August 2008 and prior to that he was chief technology officer for Motorola's Mobile Devices business since January 2004. Mr. Shaddock holds a bachelor's degree in engineering science from the University of Oxford, UK.

        Mr. Shaddock has been nominated to serve an additional term as a director due to his expertise in technology strategy and product development, as well as executive senior management experience with global companies.

        Dr. Mark S. Thompson has been a director of the Company since November 2005. Since May 2008, Dr. Thompson has been chairman of the board of Fairchild Semiconductor International, Inc. (a supplier of high performance power and mobile products semiconductors) having also served as president and chief executive officer since 2005. From 2001 to 2004, Dr. Thompson held the position of chief executive officer of Big Bear Networks, Inc., (a designer and manufacturer of optoelectronic network solutions). Dr. Thompson holds a Bachelor of Arts degree in chemistry from State University of New York and a Ph.D. in inorganic chemistry from the University of North Carolina.

        Dr. Thompson has been nominated to serve an additional term as director due to his experience as a chief executive officer in manufacturing and high technology companies.

        Jennifer L. Vogel has been a director of the Company since April 2013. Ms. Vogel served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Continental Airlines, Inc. from 2003 to 2010, when it merged with United Airlines, Inc., having been General Counsel and Chief Compliance Officer from 2001 to 2003. Ms. Vogel currently serves as an advisory member of the board of Integra Realty Resources, Inc. and on the National Board of Directors of the General Counsel Forum. Ms. Vogel served as a member of the Board of Clearwire Corporation from Aril 2011 until its acquisition by Sprint in July 2013. Ms. Vogel holds a bachelor's degree in business administration from the University of Iowa and holds a juris doctorate from the University of Texas at Austin.

        Ms. Vogel has been nominated to serve an additional term as director due to her significant experience in advising boards on best governance practices and executive compensation, as well as her experience in international business and regulatory issues, corporate finance, mergers and acquisitions, and ethics and compliance matters.

Executive Officers (who are not also Directors)

        The names of, and certain information with respect to, each person serving as an executive officer of the Company as of July 6, 2015 (other than Mr. Dougherty whose information appears above) are as follows:

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Laura Berman	54	Vice President, Corporate Communications	January, 2014
Kenneth J. Galaznik	63	Senior Vice President, Chief Financial Officer, and Treasurer	March 2008
David P. Hack	47	Vice President, General Manager Detection Services	June 2015
Lanning L. Levine	61	Senior Vice President, Human Resources	May 2013
Michael J. Muscatello	56	Vice President, General Counsel and Secretary	March 2014
Michael N. Tropeano	45	Senior Vice President, General Manager Detection Products	June 2015

        Laura B. Berman was appointed vice president, corporate communications in January 2014, with responsibility for the Company's internal and external communications. Ms. Berman has held various key positions including director of corporate communications from 2001 to 2014, overseeing all external and marketing communications effort for the Company. Ms. Berman holds a B.S. from Tufts University.

        Kenneth J. Galaznik was appointed senior vice president, chief financial officer and treasurer of the Company in March 2008. He served as clerk of the Company from December 2011 to September 2012. Prior to appointment to his current position, Mr. Galaznik served as chief financial officer and treasurer from February 2005 to March 2008, as acting chief financial officer from June 2004 to February 2005, as vice president of finance from July 2003 to June 2004, and as a financial management consultant from August 2002 to March 2003. Prior to joining the Company, he was vice president of finance at Spectro Analytical Instruments, Inc. and has over thirty years of experience in accounting and finance positions in manufacturing and real estate development entities. Mr. Galaznik serves on the board of directors of Bridgeline Digital, Inc. Mr. Galaznik holds a bachelor's of business administration degree in accounting from the University of Houston.

        David P. Hack was appointed vice president, general manager detection services in June 2015. Prior to appointment to his current position, Mr. Hack held the position of vice president, worldwide services from 2013 to 2015 and director, worldwide services business development from 2007 to 2013, having held several other services positions since first joining the Company in 1991. Mr. Hack received master's degree and bachelor's degree in business administration from the University of Massachusetts.

        Lanning L. Levine was appointed senior vice president, human resources in May of 2013. Prior to appointment to his current position, Mr. Levine held the position of vice president, human resources from March 2013 to May 2013, having been director, human resources from 2012 to 2013 and manager, compensation and benefits from 2011 to 2012. Prior to joining the Company in 2011, Mr. Levine served as a human resources management consultant and held management positions in human resources organizations at various companies including Brooks Automation and C.R. Bard. Mr. Levine holds a bachelor's degree in business administration from Boston University.

        Michael J. Muscatello was appointed general counsel, vice president and secretary in March 2014. Prior to joining the Company, Mr. Muscatello served as a consultant to a mobile app and cloud storage start-up from 2013 until 2014 and held the position of associate general counsel with Biogen Idec Inc. from 2011 to 2013. Previously, Mr. Muscatello served as division general counsel at Harris Corporation, successor to Tyco Electronics Professional Communications Division from 2009 to 2011. Mr. Muscatello served in various other positions at Tyco Electronics, Tyco International, Aspen Technology, Inc.,

Motorola, Inc. and General Instrument Corporation. Mr. Muscatello earned a J.D. from Villanova University School of Law and holds a bachelor's degree from Yale University.

        Michael N. Tropeano was appointed senior vice president, general manager detection products in June 2015. Prior to appointment to his current position, Mr. Tropeano held key management positions with the Company including serving as senior vice president, customer development and support from 2014 to 2015, vice president, customer development and support from 2013 to 2014, vice president, product management from 2012 to 2013, and senior vice president, product management from 2010 to 2012 and vice president, standard products from 2007 to 2010. Prior to joining the Company in 1998, Mr. Tropeano served in various positions related to the defense industry at General Electric, Lockheed Martin and General Dynamics. Mr. Tropeano received a master's degree in mechanical engineering from Rensselaer Polytechnic Institute and holds a bachelor's degree in mechanical engineering from the Florida Institute of Technology.

 CORPORATE GOVERNANCE

Meetings of the Board of Directors

        During the fiscal year ended March 31, 2015 ("fiscal year 2015" or "fiscal 2015"), the Board of Directors of the Company met eight times. All of the directors attended 75% or more of the aggregate of the total number of meetings of the Board and of the meetings of committees of the Board on which they served. Our Board of Directors has determined that each of Mr. Denis Brown, Dr. Hamilton Helmer, Dr. Don Kania, Mr. John Sanders, Mr. Robert Shaddock, Dr. Mark Thompson and Ms. Jennifer Vogel is an independent director as such term is defined in the NASDAQ Stock Market Listing Rules. The Board of Directors has three standing Committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

        The nominees to the Board of Directors are expected to attend the Annual Meeting of Stockholders. All but one of the incumbent directors attended the 2014 Annual Meeting of Stockholders.

Leadership Structure of Board of Directors

        Mr. Denis R. Brown currently serves as Chair of the Board, having been appointed to that position in June 2008 and having served on the Company's Board of Directors since 2004. Mr. Charles P. Dougherty, a management director, currently serves as President and Chief Executive Officer of the Company. The Chair of the Board is an independent director as defined in the NASDAQ Stock Market Listing Rules. Our Board has determined that stockholder interests are best served at this time by selecting an independent director to serve as Chair, who may offer more objective input and leadership to the Board across all Board functions. Given the Board's role in electing Company officers, and overseeing the Chief Executive Officer's performance, the Board believes the Board leadership role is best filled by an individual who does not serve as an officer.

        The Company believes it is the Chair's responsibility to lead the Board of Directors and the President and Chief Executive Officer's responsibility to lead the operations of the Company. The Chair of the Board is responsible for coordinating the Board's activities, including the scheduling of the meetings and executive sessions of the non-employee directors and the relevant agenda items in each case (in consultation with the President and Chief Executive Officer as appropriate). The Board believes this leadership structure has enhanced the Board's oversight of and independence from our management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance. In addition to providing strong leadership for our Board, this separation also positions our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and stockholders.

Audit Committee

        The Audit Committee, established in accordance with the applicable securities regulations and NASDAQ Stock Market Listing Rules, currently consists of Dr. Hamilton Helmer (chair), Dr. Don Kania, Mr. Robert Shaddock and Dr. Mark Thompson. In the opinion of the Board of Directors, all members of the Audit Committee are "independent" as such term is defined in the applicable NASDAQ Stock Market Listing Rules, the applicable securities regulations and the Audit Committee charter and all members of the Audit Committee are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee. The Board believes that the members of the Audit Committee have sufficient knowledge and experience with financial and accounting matters to perform their duties as members of the Audit Committee and has determined that Dr. Helmer qualifies as an "audit committee financial expert" as such term is defined under applicable securities regulations. This Committee, which met five times during fiscal year 2015, is primarily responsible for appointing and reviewing the activities of the

Company's independent auditors, reviewing and evaluating recommendations of the auditors, recommending areas of review pertaining to financial risk and related matters to the Company's management, and reviewing and evaluating the Company's financial statements, accounting policies, reporting practices and internal controls. Our Board of Directors has adopted a written charter for the Audit Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Compensation Committee

        The Compensation Committee currently consists of Dr. Mark Thompson (chair), Mr. Denis Brown, and Ms. Jennifer Vogel. This Committee, which met four times during fiscal year 2015, is responsible for making recommendations to the Company's Board of Directors concerning the levels and types of compensation and benefits to be paid and granted to the Company's Chief Executive Officer, for approving the compensation of the other executive employees of the Company and for the administration of the Company's equity incentive plans. The Company's Chief Executive Officer did not attend any part of a meeting of the Compensation Committee during which the Compensation Committee prepared its recommendation regarding the level and type of compensation and benefits for the Chief Executive Officer. Matters relating to the compensation of the Company's Chief Executive Officer are discussed in executive session without members of management present. In the opinion of our Board of Directors, all members of the Compensation Committee are "independent" as such term is defined in the NASDAQ Stock Market Listing Rules and the Compensation Committee charter, and "non-employee directors" as such term is defined in the applicable securities regulations. Our Board of Directors has adopted a written charter for the Compensation Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of Ms. Jennifer Vogel (chair), Mr. Denis Brown and Dr. Hamilton Helmer. This Committee met three times during fiscal year 2015. The Committee is charged with the responsibility of identifying appropriate candidates for nomination to the Board, addressing matters under the Company's Code of Business Conduct and Ethics and other matters pertaining to the governance of the Board and Company. In the opinion of our Board of Directors, all members of the Nominating and Corporate Governance Committee are "independent" as defined in the NASDAQ Stock Market Listing Rules and the Nominating and Corporate Governance Committee charter. The Company's bylaws currently set forth the procedures for the nomination of candidates for director by stockholders, which are set forth below under "Stockholder Proposals and Director Nominations for the 2016 Annual Meeting." Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Nominating Process

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes 1) requests to Board members, the Chief Executive Officer and others for recommendations, 2) periodic meetings to discuss and evaluate biographical information and background materials relating to potential candidates, and 3) interviews of selected candidates by the Committee members and other members of the Board as determined by this Committee in consultation with the Board. As appropriate or as needed, the Committee may also use executive search firms or professional consulting resources to identify the selection criteria and potential candidates who may meet the Board's needs and criteria.

        In considering whether to include a candidate in the Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply criteria set forth in the

Committee's Charter. These criteria include each candidate's ability, judgment, and experience and the overall diversity and composition of the Board. In addition, the criteria for nominee evaluation includes knowledge of the Company's industry; experience in manufacturing, business or corporate operations; executive level management or strategic planning skills; experience on other boards of directors; business acumen; federal government, military or international experience; financial reporting familiarity, and other core competencies specific to the Company's business such as physics or other sciences, engineering or radiation technology. The Company seeks a balance of experience and no single criterion or minimum level of qualifications is a prerequisite for each prospective nominee, but, rather the qualifications sought from a prospective nominee depends upon the current composition of the Board. The Board believes that the backgrounds and qualifications of its members, taken as a group, should provide the experience, knowledge and abilities to allow the Board to fulfill its responsibilities.

        Neither the Board nor the Nominating and Corporate Governance Committee have adopted a specific policy (formal or informal) with regard to the consideration of diversity when evaluating candidates for election to the Board. However, the Board believes that its membership should reflect diversity in its broadest sense, and in accordance with its charter, the Nominating and Corporate Governance Committee considers a candidate's ability, judgment and experience, and when evaluating individual qualifications for election to the Board and in making recommendations for Board approval, considers the overall diversity and composition of the Board as a whole. The Committee, however, does not assign specific weight to the various factors it considers and no particular criterion is a prerequisite for nomination.

        Director candidates recommended by stockholders will be considered on the same basis as candidates recommended or identified by other sources. To recommend a candidate, stockholders should submit the candidate's name, along with their biographical and background materials, to the attention of the Nominating and Corporate Governance Committee at 829 Middlesex Turnpike, Billerica, Massachusetts 01821 Attn: Vice President, General Counsel and Secretary. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy card for the next Annual Meeting.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board, by following the procedures set forth under "Stockholder Proposals and Director Nominations for the 2016 Annual Meeting."

Risk Oversight

        The Board is responsible for oversight of the Company's risk management process. Having a Chair who is independent of management adds a layer of objective insight and perspective to the risk oversight process. The entire senior management of the Company is responsible for risk management on a day-to-day basis, including identifying risks, managing risks, and reporting and communicating risks back to the Board of Directors. The Board of Directors, including the Board Committees comprised solely of independent directors, reviews various areas of significant risk to the Company, and advises management on policies, strategic initiatives, the annual report on internal controls and other actions. Specific risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, business operations and employee compensation risks and risks related to acquisitions and disposition and other significant transactions.

        The Committees are primarily responsible for considering and overseeing risks within their particular area of concern. The Audit Committee meets regularly with management, our independent registered public accountants and our accounting management, to discuss the integrity of our financial reporting processes and internal controls as well as the steps that have been taken to monitor and control risks related to such matters. The Nominating and Corporate Governance Committee monitors compliance with the Code of Business Conduct and Ethics and reviews compliance with applicable laws and regulations related to corporate governance. The Compensation Committee reviews and evaluates risks related to the design and implementation of all general compensation programs applicable to the Company's employees, including an annual review of both the design and the application of compensation and benefits programs.

Communication with Directors

        The Board of Directors, including a majority of the independent directors, has approved procedures for stockholders to communicate directly with our Board of Directors on a confidential basis. Pursuant to these established procedures, the Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Specifically, the Chair of the Board (if an independent director), or otherwise the Chair of the Nominating and Corporate Governance Committee, with the assistance of the Company's Vice President and General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Under the procedures approved by the Board of Directors, including a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to them c/o Vice President, General Counsel and Secretary, American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

 OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS

        The following table sets forth the number of shares of the Company's voting stock beneficially owned (as determined under the applicable securities regulations) directly or indirectly as of July 6, 2015 by (i) each current director of the Company; (ii) each current and former executive officer of the Company identified as a named executive officer in the Summary Compensation Table below; (iii) all current directors and executive officers of the Company as a group; and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of the Company's voting stock, as well as the percentage of the outstanding voting stock represented by each such amount. Unless otherwise indicated below, the persons named in the table have sole voting and dispositive power as to the shares shown. The information in the table is based on information available to the Company. The total number of shares of Common Stock outstanding as of July 6, 2015 was 7,145,455.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class
Denis R. Brown	46,704	(4)
Joseph Callerame	19,813	(4)
Charles P. Dougherty	4,581	(4)
Kenneth J. Galaznik	12,653	(4)
Paul H. Grazewski	6,649	(4)
Hamilton W. Helmer	51,849	(4)
Don R. Kania	19,230	(4)
John Sanders	3,406	(4)
Robert N. Shaddock	3,313	(4)
Mark S. Thompson	12,785	(4)
Michael N. Tropeano	5,775	(4)
Jennifer L. Vogel	6,025	(4)
Directors and Current Executive Officers as a Group (14 persons)	172,682	2.4%
American Century Investment Management, Inc.(5)	440,576	6.2%
BlackRock Inc.(6)	746,424	10.4%
Nuance Investments, LLC(7)	760,626	10.6%
T. Rowe Price Associates, Inc.(8)	1,142,783	16.0%
The Vanguard Group, Inc.(9)	522,506	7.3%

(1)
Unless otherwise indicated in the footnotes, the address of all persons listed above is c/o American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

(2)
Includes shares that may be acquired under stock options exercisable within 60 days after July 6, 2015, as follows: Mr. Brown—34,858; Dr. Callerame—3,521; Mr. Galaznik—3,968; Mr. Grazewski—375; Dr. Helmer—35,000; Dr. Kania—11,181; Dr. Thompson—7,000 Mr. Tropeano—2,000; and all current directors and executive officers as a group—96,007.

(3)
The non-employee Directors hold restricted shares which vest ratably during their one year terms as directors. The non-employee Directors in the table hold the following number of restricted shares: Mr. Brown—711; Dr. Helmer—474; Dr. Kania—474; Mr. Sanders—679; Mr. Shaddock—474; Dr. Thompson—474; Ms. Vogel—474; and all current directors and executive officers as a group—3,760.

(4)
Amount owned constitutes less than one percent.

(5)
Based on a Schedule 13G filed on February 10, 2015. The address of American Century Investment Management, Inc. is 4500 Main Street 9th Floor, Kansas City, MO 64111.

(6)
Based on a Schedule 13G filed on June 10, 2015. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

(7)
Based on a Schedule 13G filed on June 9, 2015. The address of Nuance Investments, LLC. is 4900 Main Street, Suite 220, Kansas City, MO 64112.

(8)
Based on a Schedule 13G filed on February 10, 2015. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202

(9)
Based on a Schedule 13G filed on February 11, 2015. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis section discusses the compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were in office on March 31, 2015, who we refer to in this proxy statement as our "named executive officers:"

  1.
  Charles P. Dougherty, President and Chief Executive Officer

  2.
  Kenneth J. Galaznik, Senior Vice President, Chief Financial Officer and Treasurer

  3.
  Joseph Callerame, former Senior Vice President Science and Technology and Chief Technology Officer

  4.
  Michael Tropeano, Senior Vice President and General Manager of Detection Products

  5.
  Paul Grazewski, former Senior Vice President, Product Management, Marketing and Strategy

Executive Summary: Performance and Program Highlights

        The Company is a trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. We believe our compensation program is critical to motivate our management to achieve our business goals. We also believe that a key component to our success is maintaining the ability to develop new and existing talent to execute our business model and long-term, global strategy. In considering our executive compensation policies and practices, we have an obligation to balance our interests in managing expenses and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate Company management and employees who contribute to our success. Our approach to achieving this balance is to design and implement an executive compensation program that integrates marketplace appropriate base salaries with short- and long-term performance-based incentives.

        The Company continued to face significant challenges in fiscal 2015 due to reduced U.S. government spending and delays in awards for orders in certain global markets such as Middle East and Africa. As a result of these challenges in fiscal 2015, we did not achieve the target financial objectives set forth at the beginning of fiscal 2015. We achieved $126.8 million in net sales and $1.17 million in operating income, $0.98 million in net income, and $0.13 earnings per share. Our one and three year total shareholder returns were –24% and –18% respectively.

        However, we believe we took important steps including implementing certain cost-cutting measures and continuing to focus on capturing global opportunities and the expansion of our portfolio of product and service offerings. While we did not achieve all our financial objectives, we made progress with our strategic initiatives, including:

  •
  upgrading and adding new channel partners in targeted growth markets;

  •
  supporting our new North American public safety channel program; and

  •
  continuing to roll out products and gain market share with respect to our handheld screening system.

Our incentive compensation plan payouts for fiscal 2015 align with our commitment to performance.

Performance-Based Annual Cash Bonus Plan

0%

We did not pay out any bonus since the threshold corporate financial performance for FY15 was not met

        For the long-term incentive program, only two of the five outstanding plans paid out a small portion of the target awards based on partial performance achieved: for the FY11-FY15 plan (16.7% of the target award) and for the FY14-FY18 plan (11% of the target award).

Our Chief Executive Officer's compensation continued to be aligned with our performance.

Chief Executive Officer
Pay for Performance (FYY-FY15)(1)

(1)
Total compensation for our Chief Executive Officer for each fiscal year consists of base salary, earned annual and long-term cash incentives with performance periods ending in that fiscal year, time- and performance-based stock/unit awards valued at grant date and all other compensation as disclosed in the Summary Compensation Table. Stock price reflects closing price adjusted for dividend impact on the date of each respective fiscal year end. Note that Fiscal Year 2013 reflects the impact of the retirement of the Company's former Chief Executive Officer and the reversal of his unvested stock based compensation in that year.

        The structure of our compensation plans and the level of compensation that our executives receive are heavily reliant on short- and long-term performance-based factors. We believe that our programs deliver a level of compensation that is appropriate for the financial and operational results achieved.

Key Program Elements and Objectives

        We believe that the compensation programs for our executive officers, including our named executive officers as defined below under "Summary Compensation Table," allow our Compensation Committee and Board to determine pay based on a comprehensive view of quantitative and qualitative factors designed to produce long-term business success. The executive compensation program discussed in the following pages includes a combination of financial performance and operational goals. A significant portion of the target compensation under our executive compensation plan in fiscal year 2015 was contingent upon achieving these financial performance and operational goals. We believe that the structure of our compensation programs aligns the financial interests of executives with the interests of stockholders by linking rewards with the financial and business results that build long-term stockholder value.

        It is our intent that the various elements of the Company's executive compensation program accomplish two goals:

  •
  provide a competitive compensation package adequate to attract, motivate and retain the caliber of executive necessary to manage growth in a competitive and dynamic marketplace; and

  •
  create a "pay-for-performance" culture that aligns the executive's interests with those of stockholders through both short- and long-term increase in Company value.

        The table below describes the key elements of our compensation program for our named executive officers. In addition to the more specific objectives summarized below, all elements of our program are intended to help us attract and retain talented individuals.

Summary of Major Elements of FY15 Compensation
Compensation Element	Purpose	Key Features
Base Salary	Provided a conservative but competitive fixed annual salary.	Designed to retain key executive officers by being competitive but is not considered to be the primary means of rewarding performance.
In establishing base salaries, the Compensation Committee considers market studies conducted biennially by an independent compensation consultant reporting directly to the Chairman of the Compensation Committee of the Board of Directors.
Performance-Based Annual Cash Bonus Program	Provided annual incentive awards upon achievement of predetermined financial and operational performance.
This is a performance-contingent program that is governed by Company performance based on a determined threshold of operating income. If minimum threshold levels of performance are not met, there will be no pay out.
Performance and Time Based Long-Term Incentive Program (LTIP)	Provided incentive awards upon achievement of long-term strategic goals that are designed to increase long-term stockholder value.
The performance-vesting of this award reinforces our pay-for-performance objectives and the time vest aspect provides retention of key executives.
Awards were comprised of restricted stock units and cash. Vesting of each RSU Award and Cash Award (each an "Award") was dependent on our attainment of company performance goals (the "Performance Goals") in three areas: product revenue, excluding revenue from field service products (the "Revenue Goal"); return on net assets (the "RONA Goal"); and our release of new products meeting stated criteria (the "Product Release Goal"), with 33 1/3% of each Award being allocated to each performance goal.

Summary of Major Elements of FY15 Compensation
Compensation Element	Purpose	Key Features
A separate program is initiated each year with a five year maximum term. As goals are met, restrictions are lifted during the term on a pro rata basis (e.g., each of the three performance goals had three milestone goals, restrictions lift on one-ninth of the award upon achievement of each milestone goal). Upon expiration of the five-year term, 50% of awards associated with any unmet goal(s) are to be forfeited and 50% become vested.

Each program contains a "claw-back provision" in the event that the executive breaches his or her obligations under his or her respective Company Employee Representation, Rights in Data and Non-Compete Agreement.
Severance and Change in Control Agreements
Provides competitive benefits to attract motivate and retain key talent in the face of long-term uncertainties.
Align executive actions in connection with a Change in Control with the stockholders' best interests by providing market appropriate income protection.
The agreement provides for compensation in the event of a defined Qualifying Termination of an executive during the period of 24 months following a Change In Control, as well as termination (i) by us for any reason other than Cause, or (ii) by the executive for Good Reason, each as defined in the Change In Control Agreement.
Does not include any tax "gross-up" provision for the executive.
Health and Welfare Benefits	Provides competitive levels of employee health and welfare benefits.	Benefits do not vary substantially from general employee benefits.
401(k) Defined Contribution Benefit Plan	Provides tax favored retirement savings.	Same program provided to general employee population.

What We Do		What We Don't Do
✓	Pay for Performance. Our short- and long-term incentive compensation is tied directly to achievement of objective, Board-approved performance metrics based on core business goals.	x	Golden Parachute Tax Gross-ups. We do not provide change of control excise tax gross-ups.
✓	Performance-Based Awards. All of short- and long-term awards for named executive officers have performance-based vesting conditions; none are solely time-based.	x
Single-Trigger Severance following Change of Control. Severance benefits are payable to our named executive officers following a change of control only upon involuntary termination of employment or termination by the executive for "good reason."
✓	Stock Ownership Guidelines. We have stock ownership guidelines for our CEO, other executive officers and non-employee directors.	x	Hedging or Pledging of Company Stock. Our policies do not allow our executives to hedge or pledge Company securities.
✓	Clawback Policy. We have clawback provisions under our equity long-term incentive plan for recovery of incentive compensation that applies to all executive officers.	x	Repricing or Exchange of Underwater Stock Options. Our Equity and Incentive Plan do not allow repricing of stock options and stock appreciation rights without stockholder approval.
✓	Independent Compensation Consultant. The independent compensation consultant directly reports to our Compensation Committee and does not provide other services to management.
✓	Annual Compensation Risk Assessment. We conduct a risk assessment of our compensation programs on an annual basis.

Stockholder Response

        Our stockholders have shown strong approval of our executive compensation program. We received more than 97% of support on our advisory "say on pay" proposal in 2014. The Compensation Committee believes that the result reflects our stockholders' support for our approach to executive compensation, including the focus on incentive components linked to our performance, and has been mindful of this stockholder support when acting on compensation matters.

Compensation Committee in Determining Compensation

The Role of the Compensation Committee

        The Compensation Committee of the Board of Directors has the responsibility for, among other matters, establishing executive compensation programs, overseeing compensation of executive officers (including employment offers and termination arrangements for executive officers), monitoring all general compensation programs applicable to the Company's employees and overseeing regulatory compliance with respect to compensation matters.

        In the case of compensation for the Chief Executive Officer, the Compensation Committee reviews the goals and objectives established for the Chief Executive Officer, evaluates his performance with respect to such goals and objectives, as well as other factors which may comprise appropriate measures of his performance overall, and, based on such evaluation, makes recommendations to the Board of Directors. This evaluation and determination is made and reviewed annually by the full Board of Directors (acting through its independent directors).

        In evaluating the compensation of the Chief Executive Officer, the Board of Directors, acting through its independent directors in executive session, upon recommendation of the Compensation Committee, considers several factors, including:

  •
  achievement of short- and long-term financial and strategic targets and objectives, considering factors such as revenue, bookings and earnings per share;

  •
  the Company's position within the industry in which it competes;

  •
  overall Company financial and operational performance;

  •
  overall economic climate;

  •
  individual contribution to the Company; and

  •
  such other qualitative and quantitative factors as the Board of Directors, upon recommendation of the Compensation Committee, may deem appropriate.

        The Chief Executive Officer makes annual recommendations to the Compensation Committee with respect to executive compensation, other than his own. The Committee reviews his proposals and makes a final determination concerning the scope and nature of such compensation arrangements.

Independent Compensation Consultant

        The Compensation Committee typically retains the services of an independent compensation consultant every two years, reporting directly to the Committee, to evaluate the Company's executive compensation packages for marketplace competitiveness and soundness of design. In the fall of 2014 Pearl Meyer & Partners (PM&P) provided industry, peer and market data and advised the Compensation Committee on executive compensation matters, including the design and competitive positioning of key compensation elements (base salary, annual cash bonus and long-term cash and equity incentives) for our named executive officers and other senior management, the establishment and evaluation of a compensation peer group, and other compensation and governance related topics. The Compensation Committee considers this information helpful as the Committee determines the design, overall level and appropriate mix of fixed and variable compensation. The Compensation Committee regularly reviews the services provided to the Compensation Committee by outside consultants and believes that PM&P is independent in providing executive compensation consulting services.

        In fiscal year 2015, the Committee requested that PM&P review the base salaries, annual incentives, total cash compensation, long-term incentive awards and all other compensation programs for our five named executive officers as well as other executive officers reporting to the Chief Executive Officer. PM&P compared these elements of compensation with data from the peer group and broader survey data from their CHiPS executive and senior management total compensation survey for companies with similar revenues, number of employees, and industries.

Peer Group

        As described above, the Compensation Committee uses a peer group to provide context for its compensation decision-making for our named executive officers. The Compensation Committee regularly assesses this peer group and considers revisions. The Compensation Committee determined that the following group was an appropriate peer group for the Company for fiscal 2015 based on criteria that included the following:

  •
  industry similarity, targeting companies in Aerospace & Defense, Electronic Equipment, Instruments and Components and other like industries;

  •
  revenues and market capitalization within a reasonable range of the Company, ranging from approximately one-third to three times our annual revenue and market capitalization at the time of the analysis;

  •
  comparability of business model, including levels of operational complexity such as international operations / presence and highly engineered products;

  •
  financial metrics such as profit margin and growth outlook that reflects the business and operational characteristics;

  •
  customer base such as government agencies, defense contractors, commercial companies, or a mix;

  •
  other factors such as companies that named the Company as a peer, peers identified by proxy advisory services (i.e., ISS and Glass Lewis).

        The following table reflects the new peer group which was reviewed and approved by the Compensation Committee:

Aerovironment Inc. (Nasdaq: AVAV)	Analogic Corp. (Nasdaq: ALOG)	API Technologies Corp (Nasdaq: ATNY)
Astronics Corp. (Nasdaq: ATRO)	FARO Technologies, Inc. (Nasdaq: FARO)	GSI Group Inc. (Nasdaq: GSIG)
iROBOT Corp (Nasdaq: IRBT)	LMI Aerospace, Inc. (Nasdaq: LMIA)	Measurement Specialties, Inc., (Nasdaq: MEAS)
Mercury Computer Systems, Inc. (Nasdaq: MRCY)	Sparton Corporation (NYSE: SPA)	TASER International (Nasdaq: TASR)
KEYW Holding Corp. (Nasdaq: KEYW)

        The Committee reviewed the data presented by PM&P to supplement its general understanding of current compensation practices. The Committee does not target payment for any compensation element or total compensation to any specified level of the companies included in the data presented.

Relationship of each Compensation Element

        A significant portion of the executive's total compensation is contingent upon achieving predetermined annual and multi-year performance goals. The high degree of leverage of these programs is both a reinforcement of our pay-for-performance philosophy and a strong incentive for the executive. The contribution of each executive compensation program and its relationship to other elements is discussed below.

  •
  Base salary.  Base salaries are designed to retain key executive officers by being competitive, but are not considered to be the primary means of recognizing performance. Incentive programs are expressed as a percentage of the executive's base salary.

  •
  Performance-Based Annual Bonus Program.  The goals associated with this annual pay-for-performance bonus program ensure that the executives are focused on continually improving the near-term financial and operational basis of the Company necessary for continued growth. This program is 100% contingent on financial performance in that, if predetermined minimum financial goals are not met, the program does not pay out.

  •
  Long-term incentive program.  The performance-vesting of this award reinforces both our pay-for-performance objectives and long-term retention of key executives.

Executive Compensation Program

        Base Salary.    The salary levels for the Company's executive officers are reviewed against broad-based compensation surveys and compensation levels of the peer companies as described above, to assess whether such compensation remains at competitive market levels. The Compensation Committee annually reviews the base salaries of the Chief Executive Officer and the executive officers reporting to the Chief Executive Officer. In addition, the Compensation Committee also reviews the recommendations of the Chief Executive Officer, in consultation with the Senior Vice President of Human Resources, for merit-based increases for the other executive officers. Each executive's performance for the year is measured against predetermined financial and non-financial objectives, such as successful implementation of management processes, policies and business strategies, and these results are among the factors used as a guide for any salary increase or decrease.

        During our merit review process or upon hire, base salaries are set for our executive officers, including the named executive officers by evaluating the competitive marketplace salaries of other companies' executives, the scope of each executive's responsibilities and each executive's skills. The Committee approved for fiscal 2015 a merit increase for the executives that in aggregate averaged 3% of their base salary. For fiscal year 2016, no increase to base salary was approved for the executives.

        Performance-Based Annual Bonus Program.    Performance-based annual bonus compensation is an important element to reward and motivate executives by making a significant portion of their compensation dependent on the Company's financial performance. The performance threshold established by the Compensation Committee for fiscal year 2015 was not met and none of the executive officers received any performance-based bonus for fiscal year 2015. A description of the performance-based annual bonus program for fiscal year 2015 is set forth below.

        The target bonuses (i.e., amount paid for 100% performance) are calculated as a percentage of base salary. In fiscal year 2015 the target bonuses, expressed as a percentage of base salary, were:

Position	Target Cash Bonus as Percentage of Base Salary
Chief Executive Officer	100%
Chief Financial Officer	65%
All other Executive Officers	50%

        The annual bonus plan for the Chief Executive Officer and executive officers required that a predetermined threshold level of financial performance be met before any bonus was paid in fiscal year 2015. The threshold was defined to be 50% of the target corporate performance factor, which for fiscal year 2015, was the target corporate performance factor of operating income of $ 27.873 million for the year. If the threshold of 50% of target was met, the plan was designed to pay up to 50% of the target bonus, with the portion of the 50% actually paid, depending on the extent of attainment of the executive's individual performance goals. If the financial performance level of at least 101% of the target corporate performance factor was met, the plan was designed to pay 50% of the target bonus together with the second 50% which was to be adjusted based on attainment of the executive's individual performance goals. No bonus was to be paid for corporate financial performance below 50% of the target.

        Over-achievement of the target corporate performance factor would have been rewarded by pro-rating the executive's target bonus in relation to the over-achievement of corporate performance factors up to a maximum of 200%.

        If and when the determination was made that the threshold was achieved, the bonus paid is determined by a formula that adjusts each individual participant's target bonus both by a factor based on the individual's achievement of individual performance targets and another factor based on the Company's achievement of its corporate performance factor. The maximum achievement of individual performance factor was capped at 100%. The Board (acting through its independent directors upon recommendation of the Compensation Committee) establishes individual performance goals for the Company's Chief Executive Officer and by the Chief Executive Officer for the other members of the executive team.

        The individual performance goals (with their relative weightings) for each of the named executive officers for fiscal 2015 were:

  •
  Mr. Dougherty was responsible for (i) achieving an operating income target (40%); (ii) establishing new product and services programs (15%); (iii) achieving operational improvement metrics (15%); and (iv) achieving strategic organizational milestones (30%);

  •
  Mr. Galaznik was responsible for: (i) achieving an operating income target (50%); (ii) establishing an internal financial reporting methodology (10%); (iii) achieving stated metrics regarding investor relations (10%); (iv) completing merger and acquisitions (10%);(v) developing compliance related metrics (10%); and (vi) meeting strategic financial organizational milestones (10%);

  •
  Mr. Callerame was responsible for: (i) completing development programs (50%); (ii) assessing new technologies aligned with our strategic plan (25%); and (iii) implementing a new lean product development process (25%);

  •
  Mr. Tropeano was responsible for : (i) achieving product bookings target (30%); (ii) achieving a services booking target (20% ; (iii) achieving stated strategic organizational milestones (30%); and (iv) achieving strategic channel development milestones (20%);

  •
  Mr. Grazewski was responsible for: (i) establishing prioritized product roadmaps (15%); (ii) establishing and implementing a strategic planning program (20%); (ii) establishing comprehensive new product and services rollout plans (20%);(iv) completing merger and acquisitions (35%); and (v) achieving strategic channel development milestone (10%).

        Our operating income for fiscal year 2015 was $1.2 million. Because the threshold corporate performance factor related to operating income was not achieved for fiscal year 2015, the named executive officers did not receive an annual performance-based bonus.

        In May 2015, the Compensation Committee approved a continuation of the performance-based annual bonus programs for fiscal year 2016 on substantially the same terms as fiscal year 2015, keyed to a new operating income target for fiscal year 2016, which must be met before any bonus becomes payable. Because of the highly unpredictable nature of our business, it is difficult to reliably assess the likelihood of achieving this threshold. For example, while the Company met its financial targets for fiscal years 2009 through 2011, and the threshold level for fiscal year 2014, the Company did not achieve the threshold financial performance factor for fiscal year 2012, 2013 or 2015.

        2015 Performance and Time-Based Long-Term Incentive Compensation.    In May 2014, the Compensation Committee approved continuing the long-term incentive program with compensation target values for fiscal year 2015, expressed as a percentage of base salary, as follows:

Position	Value of Award as a Percentage of Base Salary
Chief Executive Officer	200%
Chief Financial Officer	200%
Other Executive Officers	120%

        The decision to continue with a substantial equity-based long term incentive program is based on the following considerations:

  •
  To provide greater management alignment with shareholder interests and directly link incentives to shareholder value creation

  •
  To foster a stronger pay-for-performance culture and retain key executives and employees

  •
  To facilitate long-term executive stock ownership

        Our program consists of granting long-term incentives in the form of restricted stock units and cash-settled awards subject to performance and time based vesting of the goals, and is intended to align executive interests with long-term interests of stockholders by linking executive compensation with factors that our Compensation Committee believes are significant drivers of stockholder value. The allocation of the form of awards is determined based on a consideration of accounting and tax factors, along with the Company's cash position and availability of shares for awards.

        Corporate goals for the 2015 long-term incentive compensation program include three key metrics: product revenue growth, new product introductions and return on adjusted net assets ("RONA"). In order for the 2015 long-term incentive plan to vest, the goals have to be met during the five year performance period. The corporate financial and business goals underlying the 2015 incentive program are recommended by the Compensation Committee for approval by the Board of Directors (acting through its independent members) for the Chief Executive Officer and the members of the executive team. These goals include both the financial metrics and business objectives that we believe will result in the growth of long-term stockholder value. A portion of the long-term incentive compensation vests as each goal is met. If all of the goals are met within the five year term of the award 100% of the award will vest.

        If some portions of the goals are not met within the five year term, half of the remaining unvested value of the long-term incentive compensation cliff vests and the remainder is forfeited at the end of the five year term. We believe that the combination of performance vesting modified by a cliff vesting of only a portion of the award (with the rest being forfeited) achieves a balance of performance incentive and executive retention that serves the best interests of the stockholders.

        As of the end of fiscal year 2015, there are five outstanding long-term incentive plans. Corporate performance goals for vesting of these awards, commencing with the 2009 fiscal year, included product revenue growth, new product introductions and return on adjusted net assets over the term of the program. The corporate goals for the long-term incentive plans to date were met within the following time frames:

Plan Performance Cycle	Form of Award	Performance Goals	Portion of Award Earned in FY15	Portion of Award Vested to Date
FY11 - FY15	Cash	1. Revenue 2. RONA 3. New products	16.67%	83.33	%(1)
FY12 - FY16	Cash	1. Revenue 2. RONA	0%	0.00%
FY13 - FY17	Cash	1. Revenue 2. RONA	0%	0.00%
FY14 - FY18	Restricted Stock Units /Cash	1. Revenue 2. RONA 3. New products	11.11%	33.33	%(2)
FY15 - FY19	Restricted Stock Units /Cash	1. Revenue 2. RONA 3. New products	0%	0%

(1)
As of fiscal year ending March 31, 2015, two goals of RONA and Products had previously been met in this plan. Expiration of the five year plan term was recognized for the fiscal year ending March 31, 2015 with revenue goal not being achieved, resulting in 50% of the revue goal award being forfeit and the balance of the revenue goal award being vested.

(2)
As of fiscal year ending March 31, 2015, three milestone goals have been met in this plan resulting in one-third of the awards being vested.

  Claw-Back Provisions

        The 2015 long-term incentive compensation program contains a "claw-back" provision that reverses the vesting of stock, option or cash awards in the event that the executive breaches obligations under the Company Employee Representation, Rights in Data and Non-Compete Agreement. The conditions to the "claw-back" provision have not been triggered to date.

        Stock Ownership Guidelines.    The members of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and other executive officers have historically been expected to build and maintain ownership of the Company's common stock according to the following guidelines:

Position	Value of Stock Owned as a Percentage of Base Salary
Members of the Board of Directors	400%
(Target based upon cash retainer)
Chief Executive Officer	200%
Chief Financial Officer	100%
Other Executive Officers	50%

        As of March 31, 2015, all executive officers and the Board of Directors were in compliance with these guidelines within each of their respective compliance periods.

        As of July 1, 2015 the members of the Board of Directors approved the following new guidelines:

Position	Value of Stock Owned as a Percentage of Base Salary
Members of the Board of Directors	400%
(Target based upon cash retainer)
Chief Executive Officer	300%
Chief Financial Officer	150%
Other Executive Officers	100%

        Executive officers are given a four year period and non-employee Directors are given a five year period, measured from their date of hire, initial date of service on the Board of Directors, or increase in compensation, as applicable, to achieve these targets. If, after the end of the applicable accumulation period, any individual subject to these guidelines falls below his or her individual stock ownership guidelines, that individual will be required to hold all then currently owned stock until the guidelines are met or termination of employment, whichever occurs first.

        Change in Control and Severance Benefits.    To ensure that our compensation package remains competitive with industry practice and that the incentives of the executives are further aligned with the best interests of the stockholders in the event of a change in control of the Company, the Company provides change in control and severance benefits to each of its executive officers. These benefits are governed by a change in control and severance benefit agreement (in each case the "CIC agreement") for each of our named executive officers.

        A more detailed description of these agreements is included in the section below entitled "Employment, Change in Control and Severance Agreements." For additional information on potential payments to named executive officers in the event of a change in control, please see below in the section entitled "Potential Payments upon Termination or Change in Control."

        In summary, the CIC agreements that apply to our named executive officers provide for the following benefits contingent upon the executive providing a release of claims as a condition to their payment:

Termination without cause outside of a Change in Control	1X the highest base salary of the prior 12 months for all other named executive officers and 2X the highest base salary of the prior 12 months for the Chief Executive Officer.
Termination following a Change in Control
2X the highest base salary of the prior 12 months plus target bonus plus full vesting of all performance based equity awards then held by the executive; plus full vesting of all performance-based cash long-term incentive awards.
Change in Control Protection Period	24 months following a change in control

Perquisites

        The Company provides to members of its executive team an annual executive physical and executive life insurance.

        Mr. Dougherty receives the additional perquisites of travel expenses between his residences in Lower Gwynedd, PA and Boston, and reimbursement for his housing expense for his Boston residence, including tax gross up for any components that are taxable income.

        The total value of these perquisites for each member of the executive team other than Mr. Dougherty does not exceed $10,000. Additional information about Mr. Dougherty's perquisites is set forth in the Summary Compensation Table.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a company's chief executive officer and its other three officers (other than the chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among the most highly compensated officers. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations. Current outstanding cash and equity-based awards do not qualify as performance-based compensation.

Compensation Committee Report

        The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis as required by the applicable securities regulations with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

        This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report.

        Report Submitted By: Dr. Mark Thompson (Chairman), Mr. Denis Brown, Ms. Jennifer Vogel

Summary Compensation Table

        The table below shows the annual compensation for the fiscal years indicated of our named executive officers, consisting of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were in office on March 31, 2015.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Charles P. Dougherty(5)	2015	566,000	—	680,000	49,000	176,000	1,471,000
President and Chief	2014	518,000	—	658,000	648,000	86,000	1,910,000
Executive Officer
Joseph Callerame(6)	2015	277,000	—	199,000	66,000	11,000	553,000
Former Senior Vice President,	2014	271,000	—	195,000	200,000	10,000	676,000
Science and Technology,	2013	271,000	—	—	—	10,000	281,000
Engineering and
Program Management
Kenneth J. Galaznik	2015	307,000	—	369,000	129,000	8,000	814,000
Senior Vice President,	2014	300,000	—	359,000	356,000	8,000	1,023,000
Chief Financial Officer,	2013	302,000	—	—	—	8,000	310,000
Treasurer
Paul H. Grazewski(7)	2015	255,000	—	184,000	57,000	11,000	507,000
Former Senior Vice President,	2014	250,000	—	180,000	177,000	8,000	615,000
Product Management,	2013	237,000	—	—	—	8,000	245,000
Marketing and Strategy
Michael N. Tropeano	2015	275,000	22,000	191,000	12,000	12,000	512,000
Senior Vice President,
General Manager Detection
Products

(1)
The Stock Awards column represents the grant date fair value of restricted stock units awarded during the fiscal year indicated, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718 Compensation—Stock Compensation. The assumptions used to calculate the value of stock awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2015 filed with the SEC on June 5, 2015.

(2)
Bonus compensation for Mr. Tropeano represented the value received under a time vested bonus award granted in fiscal year 2013.

(3)
Non-Equity Incentive Plan Compensation represents incentive compensation earned for the indicated fiscal year under the Company's performance-based long-term incentive compensation program and/or under the Company's performance-based annual incentive compensation program. In fiscal year 2015, no payments were made under the Company's performance-based annual incentive compensation program. In fiscal 2015, the executive officers received payments for vesting of a portion of a performance-based long-term incentive compensation award granted in a prior period. In addition, certain executive officers received payment for the time-vesting portion of a long-term compensation award granted in fiscal 2010. In fiscal year 2014, executive officers received payments for vesting of long-term incentive compensation awards granted in prior and the then current fiscal year. In addition, in fiscal year 2014, the Chief Executive Officer received the full value of his performance-based annual incentive bonus as stipulated in his offer letter and the other named executive officers received performance-based annual incentive bonuses at the threshold level. For fiscal year 2013, no payments were made under the Company's performance-based annual incentive program. For additional information on these programs, please see the section herein named "Compensation Discussion and Analysis—Executive Compensation Program."

(4)
All Other Compensation includes payments by the Company for life insurance premiums, matching contributions to the employee's 401(k) account, costs for annual physical examination for executive officers and costs for temporary living expense and commuting expenses for Mr. Dougherty.

(5)
Mr. Dougherty commenced employment with the Company on April 8, 2013.

(6)
Dr. Callerame retired from the Company effective March 31, 2015.

(7)
Mr. Grazewski terminated employment with the Company effective June 30, 2015.

Grants of Plan-Based Awards in Fiscal Year 2015

        The following table provides information on all plan-based awards granted in the fiscal year ended March 31, 2015 to the named executive officers.

Estimated possible payouts under non-equity incentive plan awards

										Grant date fair value of stock and option awards(3) ($)
			Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards(2)			Exercise or base price of option awards ($/Sh)
Name	Grant Date		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Charles P. Dougherty		(1)	$284,000	$567,000	$1,134,000
		(2)	227,000	453,000	453,000
	5/21/14					5,227	10,454	10,454	—	$680,000
Joseph Callerame		(1)	$69,000	$138,000	$276,000
		(2)	67,000	133,000	133,000
	5/21/14					1,532	3,063	3,063	—	$199,000
Kenneth J. Galaznik		(1)	$100,000	$200,000	$400,000
		(2)	123,000	246,000	246,000
	5/21/14					2,838	5,675	5,675	—	$369,000
Paul H. Grazewski		(1)	$64,000	$128,000	$256,000
		(2)	61,000	122,000	122,000
	5/21/14					1,412	2,823	2,823	—	$184,000
Michael N. Tropeano		(1)	$66,000	$132,000	$264,000
		(2)	64,000	127,000	127,000
	5/21/14					1,467	2,934	2,934	—	$191,000

(1)
Amounts shown are estimated possible cash payouts for fiscal year 2015 for the named executive officers under the performance-based annual incentive compensation program. Threshold amounts represent the minimum amount that could be earned for meeting the minimum operating income metrics. Target amounts are based on a percentage of the individual's 2015 base salary as outlined in the Compensation Discussion and Analysis above. Maximum amounts are based on 200% of the named executive officers' applicable target amount for fiscal year 2015and represent the maximum payout under the program. Due to the fact that the Company did not meet the threshold financial performance targets required under the program in fiscal year 2015, performance-based annual incentive awards at the threshold amounts were not paid for fiscal year 2015.

(2)
Amounts shown as estimated possible cash payouts represent the value of cash awards granted under the long-term incentive plan outlined in the Compensation Discussion and Analysis. Threshold amounts represent 50% of the total potential award as, under the terms of the incentive program, if no performance targets are achieved, half of the unvested value of the long-term incentive compensation cliff vests and the remainder is forfeited at the end of the five year term. Target and maximum amounts are based on a percentage of the individual's long-term incentive plan award as outlined in the Compensation Discussion and Analysis above. None of the nine performance milestones related to this cash award were achieved in fiscal year 2015.

(3)
Amounts shown as estimated possible payouts represent the value of restricted stock unit awards granted under the long-term incentive plan outlined in the Compensation Discussion and Analysis. Threshold amounts represent 50% of the total potential award as, under the terms of the incentive program, if no performance targets are achieved, half of the unvested value of the long-term incentive compensation cliff vests and the remainder is forfeited at the end of the five year term.

Outstanding Equity Awards at 2015 Fiscal Year End

        The following table sets forth information regarding the number of equity awards held by the named executive officers at March 31, 2015.

	Stock Awards
							Equity Incentive Plans: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plans: Market or payout value of unearned shares, units or other rights that have not yet vested ($)(7)
Name	Number of securities underlying unexercised Options (#) Exercisable		Number of securities underlying unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Charles P. Dougherty							18,810	(6)	$919,000
Joseph Callerame	481	(1)	—	—	$53.55	11/1/15
	1,076	(2)	—	—	$61.45	8/15/17
	173	(2)	—	—	$60.66	9/14/17
	802	(3)	—	—	$51.56	6/12/18
	989	(4)	—	—	$61.40	5/15/19	2,932	(6)	$143,000
Kenneth J. Galaznik	1,793	(2)	—	—	$61.45	8/15/17
	289	(2)	—	—	$60.66	9/14/17
	1,886	(4)	—	—	$61.40	5/15/19	10,233	(6)	$500,000
Paul H. Grazewski	375	(1)	—	—	$53.55	11/1/15
	623	(2)	—	—	$61.45	8/15/17
	101	(2)	—	—	$60.66	9/14/17
	842	(4)	—	—	$61.40	5/15/19	5,102	(6)	$249,000
Michael N. Tropeano	2,000	(5)	—	—	$53.55	11/1/15	5,045	(6)	$246,000

(1)
Options were originally granted as part of a performance-based award, which vested 3/31/07 upon achievement of performance goals.

(2)
Options are part of performance-based awards, one-third of which vested 3/31/09 and two-thirds of which vested 3/31/10 upon achievement of performance goals.

(3)
Options are part of performance-based awards, two-thirds of which vested 3/31/10 and one-third of which vested 3/31/11 upon achievement of performance goals.

(4)
Options are part of performance-based awards, two-thirds of which vested 3/31/11 upon achievement of performance goals. 50% of the remaining one-third vested at the fifth anniversary of the date of grant, the remainder was forfeited in accordance with the award terms.

(5)
Option grant of 6,000 options vested in three annual installments from date of grant.

(6)
Awards vest upon attainment of performance-based goals over a five year period. If performance goals are not met within the five year period, 50% of unvested shares subject to the awards vest at that time. The figures above are based upon the assumption that all performance goals will be met, and therefore all shares subject to the awards will vest within the five year period.

(7)
Market value of stock awards is calculated by multiplying the closing price of the Company's common stock on March 31, 2015, the last trading day of the Company's fiscal year 2015, by the number of shares of stock constituting the award.

Option Exercises and Stock Vested in Fiscal Year 2015

        The following table sets forth information regarding the number of shares acquired and value realized for stock options exercised for all named executive officers during fiscal year 2015. No other stock awards vested for the named executive officers during fiscal year 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Charles P. Dougherty	—	—	2,387	155,000
Joseph Callerame	—	—	1,429	93,000
Kenneth J. Galaznik	3,174	52,000	2,683	174,000
Paul H. Grazewski	—	—	1,267	82,000
Michael N. Tropeano	4,000	27,000	1,853	112,000

(1)
The amounts shown in this column represent the difference between the option exercise price and the closing market price on the date of exercise.

(2)
The amounts shown in this column represent the number of shares vested multiplied by the closing market price on the date of vesting.

Employment, Change in Control and Severance Agreements

Employment Agreement with Charles P. Dougherty

        On March 13, 2013, the Board elected Charles P. Dougherty, to serve as the Company's President and Chief Executive Officer, effective as of April 8, 2013.

        On March 13, 2013, the Company entered into an employment agreement with Mr. Dougherty, effective April 8, 2013. This agreement as amended includes the following elements:

  •
  an initial annual base salary of $550,000, subject to possible increase by the Company's Board of Directors from time to time at its sole discretion, which currently stands at $567,000;

  •
  eligibility to participate in the Company's performance-based annual incentive compensation plan for the Company's senior executives, with a target bonus equal to 100% of his base salary. The target bonus for fiscal year 2014 only was guaranteed, provided that Mr. Dougherty remained employed with the Company through the end of the fiscal year;

  •
  incentive awards, under the Company's long term incentive program, equal to 200% of his base salary. Such awards could be in the form of restricted stock, restricted stock units, stock options and/or cash as determined by the Board's Compensation Committee;

  •
  travel expenses between his non-Boston residence and Boston following commencement of employment. He was also eligible to receive reasonable and actual relocation costs, including tax gross up for any components that are taxable income. This relocation benefit has been removed in lieu of continued travel and housing expense reimbursement; and

  •
  vacation benefits of five weeks per calendar year.

        Mr. Dougherty was appointed to the Board following the commencement of his employment and will continue to be nominated for election in subsequent stockholder elections for as long as he continues to serve as Chief Executive Officer. Mr. Dougherty entered into the Company's standard Employee, Representation, Rights in Data, and Non-Compete Agreement regarding confidential information, assignment of rights to intellectual property, and non-competition.

        Mr. Dougherty has also entered into a Change of Control & Severance Benefit Agreement for Chief Executive Officer with the Company. This agreement had an original term through March 31, 2015, but is automatically extended for successive one year terms unless notified by the Compensation Committee at least 30 days prior to expiration.

Potential Payments upon Termination or Change in Control

        The named executive officers are also covered by a Change in Control and Severance Benefit Agreement. This agreement had an original term through March 31, 2015, although the agreement was automatically extended for a successive one year term in accordance with the agreement. The Change in Control and Severance Benefit Agreement and the Change of Control & Severance Benefit Agreement for Chief Executive Officer (together the "CIC Agreements") have the following material terms:

Termination Following a Change in Control

        Under the terms of their CIC Agreements, if a designated executive is terminated or leaves the Company for good reason as defined in the agreement, within two years following a change in control of the Company, such executive will be eligible to receive: (A) a payment equal to two times the sum of such executive's highest annualized base salary payable to the executive in the one-year period ending on the change of control plus his annual target bonus, (B) the payment or continuation of health benefits for up to 18 months and (C) the vesting of all stock based or cash-based awards then held by the executive. The CIC Agreements define "good reason" as:

  •
  any action by the Company which results in a material adverse change in reporting relationship, authority, duties or responsibilities of the executive, subject to certain specified exceptions;

  •
  a material reduction in the executive's annual base salary, or material adverse change in annual bonus opportunity;

  •
  the Company's requiring the executive to be based in any office or location that is more than twenty-five (25) miles from his or her then-current base office or work location, unless the new location is closer to his or her residence.

        The CIC Agreements define a "change in control" as the occurrence of any of the following:

  •
  any person, other than the Company or an affiliate, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in one or a series of transactions, of securities representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

  •
  consummation of a merger or consolidation of the Company with any other person, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the closing of a sale or other disposition by the Company of all, or substantially all, of the assets of the Company; or

  •
  incumbent directors cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the date of the respective agreements and whose election or nomination for election was approved by a vote of at least two-thirds of the incumbent directors shall be treated as an incumbent director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors.

        To qualify as a "change in control", an occurrence must also constitute a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

        The foregoing definitions are summaries and are qualified in their entirety by the definitions that appear in the full agreements to which they relate.

        Estimated amounts that would have been payable in the event of termination of each executive as of March 31, 2015 following a change in control are as follows:

Name	Cash(1)(2)	Value of Accelerated Equity Awards(3)
Charles P. Dougherty	$2,597,000	$861,000
Kenneth J. Galaznik	$2,456,000	$468,000
Paul H. Grazewski	$1,457,000	$233,000
Michael N. Tropeano	$1,136,000	$232,000

(1)
Cash payment amounts are based on the following components:

a.
Base pay using base salary for the executive officer at March 31, 2015;

b.
Annual target bonus calculated by taking current salary multiplied by target cash bonus percentage;

c.
Health benefits based on current COBRA rates; and

d.
Value of current non-vested cash awards under the long-term incentive plans.

(2)
Amounts shown in the table assume that the termination occurred on March 31, 2015, the last day of the Company's fiscal year 2015 and therefore reflect no proration of the target bonus.

(3)
Assumes stock price of $48.86, which was the closing price of our stock on March 31, 2015, the last trading day of the Company's fiscal year.

Change in Control without Regard to Termination

        Under the terms of the CIC Agreements, if a change in control occurs and the executive's stock-based or cash-based awards are not assumed or replaced in connection with such change in control, all then-unvested options and stock and cash-based long-term incentive awards held by such executive shall immediately be vested or have any restrictions lifted, regardless of any termination of employment.

        Estimated amounts payable in the event of a change in control as of March 31, 2015, after which the applicable executive's stock-based or cash-based long-term incentive plan awards are not assumed or replaced, without regard to any termination of employment, are as follows:

Name	Value of Accelerated Cash-Based LTIP Awards(1)	Value of Accelerated Equity-Based LTIP Award(2)
Charles P. Dougherty	$747,000	$861,000
Kenneth J. Galaznik	$1,653,000	$468,000
Paul H. Grazewski	$780,000	$233,000
Michael N. Tropeano	$454,000	$232,000

(1)
Value of current non-vested cash awards under the long-term incentive plans.

(2)
Assumes stock price of $48.86, which was the closing price of our stock on March 31, 2015, the last trading day of the Company's fiscal year.

Termination Outside of a Change in Control

  Termination without Cause or Departure for Good Reason.

        In the event a named executive officer other than the Chief Executive Officer is terminated by the Company without cause or leaves for good reason, he or she will be eligible to receive (A) a payment equal to one times such executive's highest historic annual base salary during the one-year period ending on the executive's date of termination and (B) the payment or continuation of health benefits for up to one year. In the event the Chief Executive Officer is terminated by the Company without cause or leaves for good reason, he or she will be eligible to receive (A) a payment equal to two times such executive's highest historic annual base salary during the one-year period ending on the executive's date of termination and (B) the payment or continuation of health benefits for up to eighteen months.

        Estimated amounts payable in cash in the event of a termination without cause or departure for good reason are as follows:

Name	Termination without Cause or Departure for Good Reason(1)
Charles P. Dougherty	$1,171,000
Kenneth J. Galaznik	$330,000
Paul H. Grazewski	$278,000
Michael N. Tropeano	$274,000

(1)
Cash payment amounts are based on the following components:

a.
Base pay using base salary payable to Executive by the Company on March 31, 2015; and

b.
Health and dental benefits based on current COBRA rates.

  Termination due to Death.

        In the event of the death of a named executive officer, during the term of his or her employment, the executive's designated beneficiary or estate will be entitled to prorated vesting of his or her outstanding and unvested stock and cash-based long-term incentive awards pursuant to the respective agreements under which such awards issued.

  Termination due to Retirement.

        Under the terms of the long-term incentive award agreements granted in fiscal 2010 through 2013, if the executive terminates his or her employment by reason of retirement prior to the expiration of the award agreement, and the Participant's age is equal to or greater than 65 and the participant's age plus years of service is equal to or greater than 70, one half of the pro-rata portion of the unvested award accrued by the Company at the retirement date shall immediately vest and the remainder is forfeited. Under the terms of the long-term incentive award agreement granted in fiscal years 2014 and 2015, if the executive terminates his or her employment by reason of retirement prior to the expiration of the award agreement, and the executive's age is equal to or greater than 60 and the executive has at least five full years of service, the pro-rata portion of the unvested award accrued by the Company at the retirement date shall immediately vest. On March 31, 2015, Joseph Callerame retired from the Company. Dr. Callerame will receive retirement benefits in accordance with these agreements during fiscal 2016.

        Conditions to or Limitations on Payment.    The entitlement of each of the named executive officers to the benefits described in this section is conditioned on his or her signing a release of claims against the Company and his or her refraining from making disparaging statements about the Company and its affiliates. The CIC Agreements also contain provisions requiring the named executive officers to comply with certain non-competition and non-solicitation restrictions for a period of time after termination of employment. In addition, these agreements provide that payment of benefits may be subject to certain limitations and restrictions imposed by Section 409A of the Code, and, in the case of a change in control, a reduction in order to avoid the application of the parachute excise tax under Section 4999 of the Code.

Compensation of Directors

        Directors who are also employees of the Company do not receive additional compensation as directors. Under the Non-employee Board of Directors Compensation Plan, non-employee directors receive compensation in the form of an annual cash retainer, paid quarterly in advance, and restricted stock awards granted annually on the annual meeting date and vesting in twelve monthly increments over a one-year period.

        The breakdown of the compensation awarded under this plan is as follows:

	Board of Directors	Audit Committee	Compensation Committee	Other Committees
Annual cash retainer	$33,000	$6,000	$4,000	$2,000
Additional cash retainer—Chair	$15,000	$4,000	$1,000	$1,000
Restricted stock awards	$110,000 worth of shares(1)	—	—	—
Additional stock awards—Chair	$55,000 worth of shares(1)	—	—	—

(1)
Number of shares granted is determined by dividing dollars indicated by the closing price of the Company's common stock on the date of grant (or the nearest trading day prior to the date of grant, in the event the date of grant is not a trading day).

        The following table reflects compensation awarded to non-employee directors in fiscal year 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Denis R. Brown	54,000	165,000	214,000
Hamilton W. Helmer	45,000	110,000	155,000
Don R. Kania	39,000	110,000	150,000
Robert N. Shaddock	36,000	110,000	146,000
Mark S. Thompson	44,000	110,000	154,000
Jennifer L. Vogel	39,000	110,000	149,000

(1)
The Stock Awards column represents the fair value of restricted stock awarded during fiscal year 2015, computed in accordance with the FASB ASC 718 Compensation—Stock Compensation. The assumptions used to calculate the value of stock awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2015 filed with the SEC on June 5, 2015.

        The following table sets forth the number of stock options and restricted stock awards outstanding for each non-employee director as of March 31, 2015, the last day of the Company's fiscal year:

	Number of Stock Option Awards Outstanding	Number of Unvested Restricted Stock Awards Outstanding
Denis R. Brown	34,858	1,416
Hamilton W. Helmer	35,000	944
Don R. Kania	11,181	944
Robert N. Shaddock	—	944
Mark S. Thompson	7,000	944
Jennifer L. Vogel	—	944

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended March 31, 2015, the Company's Compensation Committee consisted of Dr. Mark Thompson, Mr. Denis Brown, and Ms. Jennifer Vogel. None of the Compensation Committee's current members has at any time been an officer or employee of the Company. None of the Company's executive officers serve or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Company's Board or Compensation Committee.

Policies and Procedures with Respect to Related Party Transactions

        The Company has adopted a written policy that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including the applicable securities regulations and NASDAQ Stock Market Listing Rules. Current securities regulations define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

  •
  an executive officer, director or director nominee of the Company;

  •
  any person who is known to be the beneficial owner of more than five percent of the Company's common stock;

  •
  any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than five percent of the Company's common stock; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a five percent or greater beneficial ownership interest.

        In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of officer and directors, including conflicts of interest and adherence to the Company's Code of Business Conduct and Ethics. Under the Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Likewise, under the Code of Business Conduct and Ethics, the knowing failure of an employee, officer or director to disclose conflicts of interest can subject such individual to disciplinary action, including dismissal or removal from office.

Certain Relationships and Related Party Transactions

        There was no related party transaction during fiscal year 2015 required to be reported pursuant to Item 404 of Regulation S-K.

 PROPOSAL NO. 2

ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION

        Our Board of Directors provides stockholders annually with an advisory vote on executive compensation as required by Section 14A of the Exchange Act. This is a non-binding vote on the compensation of the Company's named executive officers as described in the Compensation Discussion and Analysis, and the tabular disclosure of executive compensation and accompanying narrative, provided in this proxy statement. Our Board is asking stockholders to vote in favor of the following resolution:

        "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2015 Annual Meeting of Stockholders."

        While the vote on executive compensation is non-binding and solely advisory in nature, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

        Our executive compensation programs are designed to accomplish two main goals:

  •
  provide a competitive compensation package adequate to attract, motivate and retain the caliber of executive necessary to manage growth in a competitive and dynamic marketplace; and

  •
  create a "pay-for-performance" culture that aligns the executive's interests with the stockholders through both short- and long-term increase in Company value.

        The Compensation Committee continually reviews our executive compensation programs to ensure they are reasonable, competitive and strongly focused on pay-for-performance principles.

        Fiscal year 2015 was a transitional year during which we faced many challenges including changes in the global market competitive landscape and strategic organizational alignment. Although we did not achieve all of our fiscal year 2015 financial objectives, we successfully completed certain strategic goals, such as geographic and product portfolio expansion. The "Compensation Discussion and Analysis" section of this Proxy Statement describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to fiscal 2015.

        The key compensation determinations made by our Compensation Committee for fiscal year 2015 are summarized below:

  •
  only modest base salary increases of approximately 3% were awarded for fiscal year 2015.

  •
  no bonuses were paid out under the performance-based annual cash bonus plan for fiscal year as the threshold corporate performance factor was not met in fiscal 2015, demonstrating an alignment between pay and performance.

  •
  we emphasized at-risk, performance-based compensation whereby approximately 67%, of the total compensation of our named executive officers consisted of at-risk compensation that depended upon achievement of company financial performance and individual performance goals;

  •
  we used a mix of performance and time-based restricted stock units and performance and time-based cash awards for long-term incentives which motivate executives, including the named executive officers, to increase the long-term value of the Company and aligns the interests of our executives with our stockholders.

        As we describe in the Compensation Discussion and Analysis, our executive compensation programs reflect a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives and the interests of our stockholders. The Compensation Committee believes the fiscal year 2015 total compensation level for each of the named executive officers, both on a targeted and actual basis, was reasonable and within the range of compensation offered by comparison companies. The Compensation Committee also believes the fiscal year 2015 compensation design was effective in aligning pay and performance, as demonstrated by modest increases for the named executive officers for fiscal year 2015 and only partial long term incentives earned for a partially achieved long term company performance goals.

        We encourage our stockholders to review the information provided in the Compensation Discussion and Analysis and associated tables and narrative description in this proxy statement. We believe that this information demonstrates that our executive compensation programs are designed appropriately and provides effective incentives for long- term value creation.

        The Board of Directors unanimously recommends a vote FOR this Proposal No. 2 approving an advisory resolution related to executive compensation.

 PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected McGladrey, LLP, an independent registered public accounting firm, to serve as independent registered public accountants for the Company for fiscal year 2016. McGladrey also served as the Company's independent registered public accountant for the Company's 2015 fiscal year.

        Even if the selection of McGladrey is ratified, the Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such appointment would be in the best interests of the Company and its stockholders. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its selection.

        Representatives of McGladrey are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountants Fees and Services

Audit Fees

        McGladrey billed us an aggregate of approximately $408,000 in fees for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q during the fiscal year ended March 31, 2015. McGladrey billed us an aggregate of approximately $361,000 in fees for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q for and during the fiscal year ended March 31, 2014.

Audit-Related Fees

        There were no audit-related fees billed by McGladrey in the fiscal year ended March 31, 2015. There were no audit-related fees billed by McGladrey in the fiscal year ended March 31, 2014.

Tax Fees

        McGladrey billed us an aggregate of approximately $138,000 for tax compliance, tax advice and tax planning and for consultation regarding ongoing federal and state tax audits for the fiscal year ended March 31, 2015. McGladrey billed us an aggregate of approximately $115,000 for tax compliance, tax advice and tax planning and for consultation regarding ongoing federal and state tax audits for the fiscal year ended March 31, 2014.

All Other Fees

        No other fees were billed for fiscal years 2015 or 2014.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has established a policy for the pre-approval of audit and non-audit services performed for the Company by the independent registered public accountants. The policy provides for general pre-approval of services and specific case-by-case approval of certain services, such as non-audit services (except for certain de minimis services as defined by applicable SEC regulations). The services that are pre-approved include audit services and audit-related services, such as employee benefit plan audit services, and may also include other services, such as tax related services. The Audit Committee does not delegate its responsibilities concerning pre-approval of services to management. The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for services performed to date.

        Ratification of the appointment of McGladrey as our independent registered public accountant for fiscal year 2016 requires a majority of votes properly cast at the Meeting. Unless marked to the contrary, proxies properly signed and returned will be voted "FOR" ratification of the appointment of McGladrey. The ratification of this selection is not required under the bylaws of the Company or applicable law, but the results of this vote will be considered by the Board when making any future determination regarding the Company's independent registered accounting firm.

        The Board of Directors recommends a vote FOR this Proposal No. 3.

Audit Committee Report

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into such filing.

        The Audit Committee members are Dr. Hamilton Helmer (Chair), Mr. Robert Shaddock, Dr. Mark Thompson and Dr. Don Kania. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the performance of the Company's independent registered public accountants. The Company's management has primary responsibility for the Company's financial statements as well as maintaining and monitoring a system of appropriate internal controls.

        The Audit Committee has discussed the Company's audited financial statements for the year ended March 31, 2015 with the Company's management and with McGladrey, the Company's independent registered public accounting firm. The Audit Committee has also reviewed and discussed with McGladrey the matters that McGladrey is required to discuss with the Audit Committee by Auditing Standards No. 61, as adopted by the PCAOB in Rule 3200T, including, among other things, the following:

  •
  auditor's responsibility under generally accepted auditing standards;

  •
  methods to account for significant unusual transactions;

  •
  audit adjustments that could either individually or in the aggregate have a significant effect on the entity's financial reporting process;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management whether or not satisfactorily resolved, about matters that individually or in the aggregate could be significant to the entity's financial statements or the auditor's report.

        The Audit Committee has met with McGladrey, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles.

        McGladrey also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence." Rule 3526 requires auditors annually to disclose in writing all relationships that, in the auditor's professional opinion, may reasonably be thought to bear on independence and to discuss the potential effects of these relationships on independence. The Audit Committee has discussed with McGladrey the matters disclosed in such letter and their independence from the Company.

        The Audit Committee reviewed and discussed the requirements of, and the Company's compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the PCAOB's Auditing Standards regarding the audit of internal control over financial reporting.

        Based on its discussions with management and McGladrey and its review of the representations and information provided by management and McGladrey, the Audit Committee recommended to the Company's Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015, as filed with the SEC on June 5, 2015.

        Report Submitted By: Dr. Hamilton Helmer (Chair), Dr. Don Kania, Mr. Robert Shaddock and Dr. Mark Thompson

 OTHER MATTERS

Stockholder Proposals and Director Nominations for the 2016 Annual Meeting

        Proposals which stockholders intend to present at the Company's 2016 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company no later than March 31, 2016. To submit a non-Rule 14a-8 proposal for the Company's 2016 Annual Meeting of Stockholders, the proposal must be received at the principal executive office of the Company, to the attention of the Secretary of the Company, between May 1, 2016 and May 31, 2016. Alternatively, if such meeting is called for a date not within 30 days before or after September 3, 2016, then the proposal must be received on the 10th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. If a proponent fails to notify the Company by May 31, 2016 of a non-Rule 14a-8 stockholder proposal that it intends to submit at the Company's 2016 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter. The Company suggests that proposals be submitted by Certified Mail, Return Receipt Requested.

        For each matter proposed for the Annual Meeting, the proponent should provide (a) a brief description of the proposal and the reasons for addressing that proposal at the meeting, (b) the proponent's name and record address, (c) the class and number of shares of stock held by the proponent as of the record date for the meeting, (d) any material interest of the proponent in the proposal and (e) all other information that the proponent would have to include in a proxy statement if the proponent were to solicit proxies for the proposal under Regulation 14A of the Securities Exchange Act of 1934.

        Stockholder nominations for directors may be made only after giving timely notice in writing to the Secretary of the Company. In order to be timely given, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between the dates of May 1, 2016 and May 31, 2016. Alternatively, if such meeting is called for a date not within 30 days before or after September 3, 2016, then the notice must be received on the 10th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. This stockholder's notice to the Secretary of the Company must state, as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to Regulation 14A of the Exchange Act, and (v) the consent of each nominee to serve as a director of the corporation if so elected.

        The stockholder's notice to the Secretary of the Company must also state, as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the stockholder (and any party on whose behalf such stockholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such stockholder (and any party on whose behalf such stockholder is acting) if such individual is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, and governmental authority which are required in order for such stockholder (and any party on whose behalf such stockholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Regulation 14A of the Exchange Act.

        The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. No person shall be eligible for election as a director unless nominated in accordance with the provisions set forth herein. The Chair of the Board of Directors or other presiding officer of such meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's directors, executive officers and beneficial holders of more than 10% of the Company's Common Stock to file initial reports of beneficial ownership of the Company's securities and reports of changes in beneficial ownership with the Securities and Exchange Commission. Based on the Company's review of these filings and representations from officers and directors, we believe that during fiscal year 2015 such persons have complied with their filing requirements, except for one report for Mr. Shaddock was filed late.

Incorporation by Reference

        To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, as amended, the Compensation Committee Report on page 17, the Audit Committee Report on page 32, and the information regarding the Audit Committee's charter and the independence of Audit Committee members on page 6, shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015, as filed with the SEC on June 5, 2015, which provides additional information about the Company, is available (as well as the exhibits listed therein) on the internet at www.as-e.com and to beneficial owners of the Common Stock without charge upon written request to the Investor Relations Department, American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821 or by telephone request at (978)262-8700.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received from the stockholders. The Company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address or telephone number: 829 Middlesex Turnpike, Billerica, MA 01821 c/o Vice President and General Counsel or (978)262-8700. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Other Proposed Action

        The Board of Directors knows of no other matters that are to be presented at the Meeting and the deadline under our by-laws from submission of other matters by stockholders has passed. If, however, any other business should properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

Kenneth J. Galaznik Senior Vice President, Chief Financial Officer and Treasurer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice & Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

AMERICAN SCIENCE AND ENGINEERING, INC.

ANNUAL MEETING OF STOCKHOLDERS

September 3, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth J. Galaznik, Senior Vice President, Chief Financial Officer and Treasurer, and Michael J. Muscatello, Vice President, General Counsel and Secretary, or either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders (“Meeting”) of American Science and Engineering, Inc. (“Company”) to be held Thursday, September 3, 2015 in the Middlebury Conference Room at the Hilton Boston Logan Airport, One Hotel Drive, Boston, Massachusetts, 02128 at 8:30 a.m. and at any adjournments thereof, to vote in the name and place of the undersigned as designated on the reverse side, with all powers which the undersigned would possess if personally present, all of the stock of the Company standing in the name of the undersigned on the books of the Company, on all matters set forth in the Notice of the Annual Meeting and Proxy Statement, receipt of which is acknowledged, and upon such other and further business as may properly come before the Meeting. All proxies previously given by the undersigned in respect of the Meeting are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE, “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OF THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on the reverse side

AMERICAN SCIENCE AND ENGINEERING, INC.

829 MIDDLESEX TURNPIKE

BILLERICA, MA  01821

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE- 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY  11717.

	CONTROL #	0000000000
NAME
AMERICAN SCIENCE AND ENGINEERING, INC. — COMMON	SHARES	123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLANK INK AS FOLLOWS:   ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following:
		Withhold	For All
1. Election of Directors	For All	All	Except
	☐	☐	☐
Nominees:

01) Charles P. Dougherty
02) Hamilton W. Helmer
03) Don R. Kania
04) John P. Sanders
05) Robert N. Shaddock
06) Mark S. Thompson
07) Jennifer L. Vogel

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the numbers of the nominee(s) on the line below.

The Board of Director recommends you vote FOR proposals 2. and 3.:	For	Against	Abstain

2. An advisory vote to approve named executive officer compensation	☐	☐	☐

3. To ratify the selection of the independent registered public accounting firm for the fiscal year ending March 31, 2016	☐	☐	☐

For address change / comments, mark here	☐	Investor Address Line 1
(see reverse for instructions)		Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP#
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB#	Signature (Joint Owners)	Date	SEQUENCE#

QuickLinks

AMERICAN SCIENCE AND ENGINEERING, INC. 829 Middlesex Turnpike Billerica, MA 01821
AMERICAN SCIENCE AND ENGINEERING, INC. 829 Middlesex Turnpike Billerica, Massachusetts 01821
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 3, 2015
AMERICAN SCIENCE AND ENGINEERING, INC. 829 Middlesex Turnpike Billerica, Massachusetts 01821
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Chief Executive Officer Pay for Performance (FYY-FY15)(1)
Estimated possible payouts under non-equity incentive plan awards
PROPOSAL NO. 2 ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS